UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 28, 2007

TOR Minerals International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17321 (Commission File Number)	74-2081929 (IRS Employer Identification No.)
722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

TOR Minerals International (NASDAQ: TORM), producer of synthetic titanium dioxide pigments, specialty aluminas, and other high performance mineral fillers today announced its financial results for the year ended December 31, 2006.  The company reported a net income available to common shareholders of $33,000, or $0.00 per diluted share, for the year ended December 31, 2006 on net sales of $26,079,000 during 2006.  This compares with net income available to common shareholders of $423,000, or $0.05 per share, on net sales of $32,669,000 for the year ended December 31, 2005.

Net sales for the fourth quarter ended December 31, 2006, were $5,355,000 compared to $10,086,000 during the fourth quarter ended December 31, 2005.  The net loss available to common shareholders was $275,000, or ($0.04) per diluted share, for the fourth quarter of 2006 compared to a net loss of $2,000, or ($0.00) per share, for the fourth quarter of 2005.

The decrease in fourth quarter net sales was a result of several factors.  Fourth quarter HITOX® sales declined 23% year-over-year as order rates were lower than normal from U.S. paint and plastic customers.  In addition, HITOX sales comparisons were made difficult due to stronger than normal purchases during the fourth quarter of 2005 related to Hurricanes Rita and Katrina.  Specialty alumina sales declined 57% during the fourth quarter, primarily as a result of the non renewal of a single alumina customer contract. Specialty alumina sales for the quarter exceeded the prior year by 15%, excluding this customer in the comparison. Finally, the company had no meaningful sales of synthetic rutile during the fourth quarter, versus approximately $1.8 million in sales during the same quarter last year.

TOR Minerals will host a conference call at 4:00 p.m. Central Time on February 28, 2007, to further discuss fourth quarter results. The call will be simultaneously Webcast, and can be accessed via the News section on the company's website at www.torminerals.com.

A copy of the press release relating to this Item 2.02 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the press release is also available on its website at www.torminerals.com, under the News tab.

The information in this Current Report on Form 8-K, including the exhibit, is provided under Item 2.02 of Form 8-K and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in this Current Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any general incorporation language in such filings.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
Exhibit Number Description 99.1 Press Release, dated February 28, 2007, announcing the financial results for the quarter and year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: February 28, 2007	/s/ STEVEN PARKER
Steven Parker Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 28, 2007, announcing the financial results for the quarter and year ended December 31, 2006.